MGP INGREDIENTS ANNOUNCES PLANS TO REBRAND AS SEMPREON
New corporate identity will launch November 2, with planned Nasdaq ticker change to CASK, reflecting the company’s evolution across branded spirits, distilling and ingredient solutions

ATCHISON, Kan. (October 15, 2026) – MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits and ingredient solutions, today announced plans to rebrand as Sempreon. Sempreon represents a new corporate identity that brings together the company’s three businesses and reflects its evolution over 85 years. The Sempreon brand will officially launch on November 2, 2026, alongside the company’s planned transition to its new Nasdaq ticker symbol, CASK.

Sempreon will represent the next chapter for a company shaped by the legacies of MGP Ingredients, Luxco and the many businesses, brands and teams that have joined the organization over time. Across Branded Spirits, Distilling Solutions and Ingredient Solutions, generations of expertise, craftsmanship, trusted relationships and shared commitment have built a differentiated platform for growth.

With decades of experience, the company has built a deep foundation in distilling, blending, bottling and brand building. The 2011 acquisition of the historic Lawrenceburg, Indiana, distillery further expanded those capabilities, adding significant distillation capacity and expertise. Now known as MGP Distillery, the facility remains a cornerstone of the company’s American whiskey operations and distilling heritage.

The 2021 acquisition of Luxco was a defining milestone, uniting complementary strengths, experienced teams, world-class distillation and bottling capabilities, an award-winning spirits portfolio and national distribution. Bringing these strengths together created a uniquely vertically integrated enterprise positioned to deliver the high-quality, distinctive brands consumers demand. That foundation paved the way for the 2023 acquisition and rapid rise of Penelope Bourbon, now one of the fastest-growing premium American whiskey brands.

“Sempreon is the next chapter for a company that’s been building toward this for years,” said Julie Francis, president and chief executive officer of MGP Ingredients. “Since 1941, we’ve grown from a single distillery into a business spanning Branded Spirits, Distilling Solutions and Ingredient Solutions. This name brings all three of our businesses under one identity. As we enter this exciting new era, our strategy remains grounded in focus, disciplined execution and accountability. Sempreon brings that strategy to life through our commitment to the idea of ‘Tradition Looking Forward,’ honoring everything we have built while continuing to evolve, innovate and create long-term growth and value.”

The name Sempreon reflects the company’s strong foundations, heritage and history, while looking ahead to its future and the legacy it will build. “Semper,” derived from the Latin word for “always,” represents the enduring foundation on which the company was built, while “Aion,” drawn from the Greek word for “eternity,” reflects its forward-looking vision for the future and a legacy designed to last. Together, the name represents a company that honors where it came from while continuing to evolve for what’s next.

Sempreon signifies the evolution of the company and its new mission: “Creating moments that matter. Building a legacy that lasts.” The mission reflects the company’s commitment to honoring its heritage while continuing to grow, innovate and create lasting impact for generations to come.

“Over the better part of the last century, our company has grown to represent much more than a single distillery, brand or category,” said Matias Bentel, chief marketing officer of MGP Ingredients. “Becoming Sempreon is about bringing our businesses together under a shared identity while honoring the legacy that built them. We’re carrying that legacy forward through the names of our distilleries, including MGP and Lux Row, while looking ahead to what’s next.”

Sempreon will bring together three complementary businesses, each with its own distinctive capabilities, right to win, trusted customers and opportunities for growth.

Branded Spirits
The Branded Spirits business is home to a growing portfolio of distinctive spirits brands with positions across bourbon, whiskey, tequila and other categories. The portfolio includes Penelope Bourbon, Yellowstone Bourbon, Rebel Bourbon, Remus Bourbon, Ezra Brooks Bourbon, Blood Oath Bourbon, Lux Row Bourbon, Juarez Tequila, El Mayor Tequila, Exotico Tequila and Everclear, among others, spanning super-premium, premium, mid-tier and value segments.

Built on deep expertise and a strong track record of developing high-quality brands, the Branded Spirits business combines established names with emerging opportunities to meet consumers across occasions, categories and price points. The business is focused on identifying, developing and growing brands that connect with consumers while continuing to build on the company’s longstanding distilling heritage.

One example is the recently released MGP Chapter One: Out of the Shadows, a 10-year-old, 111-proof straight bourbon that brings the company’s whiskey-making expertise directly to consumers under the MGP name for the first time. The new MGP spirits line will honor the company’s distilling history while carrying that legacy forward for a new generation of consumers.

Distilling Solutions
The Distilling Solutions business combines generations of distilling legacy with the scale, technical expertise and production capabilities to help spirits producers bring their ideas to life. From distilling and aging to blending and other production services, the business supports customers across bourbon, rye, whiskey, gin, grain neutral spirits and other distilled spirits.
The company’s capabilities extend across the full production process, backed by deep knowledge of grains, fermentation, distillation, maturation and blending. Since 2012, its highly differentiated MGP Distillery in Lawrenceburg, Indiana, has supported more than 1,000

American whiskey customers and distilled high-quality, premium white goods for some of the most recognized gin and vodka brands in the industry. Today, that expertise gives customers the technical knowledge, flexibility and experience to develop and produce spirits for an evolving industry.

Ingredient Solutions
The Ingredient Solutions business brings together significant production scale, technical expertise and a strong foundation in research and development to create specialty ingredients, including wheat proteins, starches, dietary fibers and texturized proteins. The business combines scientific expertise with customer collaboration to address nutrition, functionality, texture and taste across a range of applications.

By combining research and development, ingredient science, production expertise and customer collaboration, Ingredient Solutions develops specialty ingredient solutions designed to help leading food manufacturers and brands meet changing product requirements and consumer expectations in better-for-you nutrition. The business brings the scale and technical capabilities to support customers from product development through commercial production.
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CONTACTS
● For Investor Relations: investor.relations@mgpi.com
● For Media Inquiries: mgpcorporate@thebrandguild.com

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) has been formulating excellence since 1941 by bringing product ideas to life across the alcoholic beverage and specialty ingredient industries through three segments: Branded Spirits, Distilling Solutions and Ingredient Solutions. With distilleries in Indiana and Kentucky, a tequila distillery in Arandas, Mexico and bottling operations in Missouri, Ohio and Northern Ireland, the company produces spirits across its own portfolio of brands and for customers, including many world-renowned spirits brands. In addition, the company’s high-quality specialty fiber, protein and starch ingredients provide functional, nutritional and sensory solutions for a wide range of food products. To learn more, visit MGPIngredients.com.